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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 19, 2001, relating to the financial statements and financial highlights which appear in the August 31, 2001 Annual Reports to Shareholders of JPMorgan Prime Money Market Fund, JPMorgan U.S. Government Money Market Fund, JPMorgan Federal Money Market Fund, JPMorgan 100% U.S. Treasury Securities Money Market Fund, JPMorgan Tax
Free Money Market Fund, JPMorgan California Tax Free Money Market Fund, JPMorgan New York Tax Free Money Market Fund and JPMorgan Treasury Plus
Money Market Fund (separate portfolios of Mutual Fund Trust) which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants," and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
December 21, 2001